UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A-2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

NEW DIMENSION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	87-0371511
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3987 W. Deer Mountain Dr., Riverton, Utah	84065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(801) 910-6387

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

$ 0.001 Common Stock
(Title of Class)

(Title of Class)

Copy to:

John Heskett, Esq.

HESKETT & HESKETT

501 South Johnstone Ave., Suite 501

Bartlesville, Oklahoma 74003

(918) 336-1773

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer □	Accelerated filer □
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company X

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10-12G to register our common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration statement is deemed effective automatically by lapse of time 60 days from the date of the filing pursuant to Section 12(g)(1) of the Securities Exchange Act of 1934, at which point we will be subject to the requirements of Regulation 13A under the Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this Registration Statement to “New Dimension Holdings, Inc.,” the “Company”, “we,” “our” or “us” means New Dimension Holdings, Inc.

FORWARD-LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts.  These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions.  You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.”  Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance and actual results could differ from those contemplated by these forward-looking statements.  The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements.

TABLE OF CONTENTS

Item Number

and Caption

Page

1

Business

4

1A

Risk Factors

9

2

Financial Information

12

3

Properties

14

4

Security Ownership of Certain Beneficial Owners and Management

15

5

Directors and Executive Officers

15

6

Executive Compensation

16

7

Certain Relationships and Related Transactions

16

8

Legal Proceedings

16

9

Market Price of and Dividends on the Registrant’s Common Equity

16

and Related Stockholder Matters

10

Recent Sales of Unregistered Securities

19

11

Description of Registrant’s Securities to be Registered

19

12

Indemnification of Directors and Officers

19

13

Financial Statements and Supplementary Data

20

14

Changes in and Disagreements with Accountants on Accounting and

36

Financial Disclosure

15

Financial Statements and Exhibits

36

Signatures

37

ITEM 1.  BUSINESS

(A)

BUSINESS DEVELOPMENT

History

Organizational Background:

The Company was originally incorporated in the state of Utah on March 3, 1980 as Steady Flow, Inc. On September 20, 1984, the Company changed its name to Miss Penny Rich International, Inc. and on March 21, 1986, the Company amended its name to New Dimension – Miss Penny Rich, Inc.  On October 19, 2011, the Company changed its name to Palm Springs Airways Corp. Subsequently on July 15, 2013, the Company changed its name to New Dimension Holdings, Inc. and completed a domiciliary merger moving the Company’s state of incorporation to Nevada.  We are now a Nevada corporation and our corporate name is New Dimension Holdings, Inc.

We are authorized to issue an aggregate amount of two hundred million (200,000,000) shares of common stock with a $0.001 par value.  Each shareholder of the common stock is entitled to one vote for each share of common stock held.  We have authorized an aggregate amount of fifty million (50,000,000) shares of preferred stock with a $0.001 par value until August 1, 2013 subsequent to that date no shares of preferred stock are authoroized.

For more than ten years and as of the date hereof, the Company is defined as a "shell" company, an entity which is generally described as having no or nominal operations and with no or nominal assets or assets consisting solely of cash and cash equivalents. As a shell company, our sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Our common stock is currently traded on the OTC Markets under the symbol of PAIR.

Patrick Day is our Sole Officer and Director.

(B)

CURRENT BUSINESS ACTIVITIES

The Company is voluntarily filing this registration statement in order to make information concerning itself more readily available to the public. Mr. Day believes that being a reporting company under the Securities Exchange Act of 1934, (the “Exchange Act”), could provide a prospective merger or acquisition candidate with additional information concerning the Company. Mr. Day also believes that this could possibly make the Company more attractive to an operating business as a potential merger or acquisition candidate. As a result of filing this registration statement, the Company becomes obligated to file with the SEC certain interim and periodic reports, including an annual report containing audited financial statements. The Company anticipates that it will continue to file such reports, notwithstanding the fact that, in the future, it may not otherwise be required to file such reports based on the criteria set forth under Section 12(g) of the Exchange Act.

Any target acquisition or merger candidate will become subject to the same reporting requirements as the Company following finalization of an acquisition or merger. Thus, in the event the Company successfully completes the acquisition of or merger with an operating business, that business must provide audited financial statements for at least the two most recent fiscal years or, in the event it has been in business for less than two years, audited financial statements will be required from the period of inception. This could limit the Company's potential target business opportunities due to the fact that many private businesses either do not have audited financial statements or are unable to produce audited statements without undo time and expense.

Mr. Day plans to investigate, research and, if justified, potentially acquire or merge with, one or more businesses or business opportunities. The Company has no commitment or arrangement, written or oral, to participate in any business opportunity and Mr. Day cannot predict the nature of any potential business it may ultimately consider. Mr. Day will have broad discretion in its search for and negotiations with any potential business or business opportunity.

Sources of Business Opportunities

Mr. Day intends to use various resources in his search for potential business opportunities including, but not limited to consultants, special advisors, securities broker-dealers, venture capitalists, members of the financial community and others who may present Mr. Day with unsolicited proposals. Because of its lack of capital, the Company may not be able to retain, on a fee basis, professional firms specializing in business acquisitions and reorganizations. Rather, it will most likely have to rely on outside sources, not otherwise associated with the Company that will accept their compensation only after the Company has finalized a successful acquisition or merger. To date, the Company has not engaged or entered into any discussion, agreement or understanding with a particular consultant regarding its search for business opportunities. Presently, no final decision has been made nor is Mr. Day in a position to identify any future prospective consultants.

If the Company elects to engage an independent consultant, it will look only to consultants that have experience in working with small companies in search of an appropriate business opportunity. Also, the consultant must have experience in locating viable merger and/or acquisition candidates and have a proven track record of finalizing such business consolidations. Further, the Company would prefer to engage a consultant that will provide services for only nominal up-front consideration and is willing to be fully compensated only at the close of a business consolidation.

The Company does not intend to limit its search to any specific kind of industry or business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. Mr. Day cannot predict at this time the status or nature of any venture in which the Company may participate. A potential venture might need additional capital or merely desire to have its shares publicly traded. The most likely scenario for a possible business arrangement would involve the acquisition of or merger with an operating business that does not need additional capital, but which merely desires to establish a public trading market for its shares. Mr. Day believes that the Company could provide a potential public vehicle for a private entity interested in becoming publicly held without the time and expense typically associated with an initial public offering.

Evaluation

Once the Company identifies a particular entity as a potential acquisition or merger candidate, Mr. Day will seek to determine whether acquisition or merger is warranted, or whether further investigation is necessary. Such determination will generally be based on Mr. Day’s knowledge and experience, or with the assistance of outside advisors and consultants evaluating the preliminary information available to them. Mr. Day may elect to engage outside independent consultants to perform preliminary analysis of potential business opportunities. However, because of its lack of capital, the Company may not have the necessary funds for a complete and exhaustive investigation of any particular opportunity.

In evaluating potential business opportunities, Mr. Day will consider, to the extent relevant to the specific situation, several factors including:

●	potential benefits to the Company and stockholders;

●	working capital;

●	financial requirements and availability of additional financing;

●	history of operation, if any;

●	nature of present and expected competition;

●	quality and experience of management;

●	need for further research, development or exploration;

●	potential for growth and expansion;

●	potential for profits; and

●	other factors deemed relevant to the specific opportunity.

Because the Company has not yet located or identified any specific business opportunity, there are certain unidentified risks that cannot be adequately expressed prior to identifying a specific target. There can be no assurance following consummation of any acquisition or merger that the business venture will develop into a going concern or, if the business is already operating, that it will continue to operate successfully. Many potential business opportunities available to the Company may involve a new and untested technology, product, process or market strategy, which may not ultimately prove successful.

Form of Potential Acquisition or Merger

The Company cannot predict the manner in which it might participate in a particular prospective business opportunity. Each separate potential opportunity will be reviewed and, upon the basis of that review, a suitable legal structure or method of participation will be chosen. The particular manner in which the Company participates in a specific opportunity will depend upon the nature of its business, the respective needs and desires of the Company and the opportunity’s management, and the relative negotiating strength of the parties involved. Actual participation in a business venture may take the form of an asset purchase, lease, joint venture, license, partnership, stock purchase, reorganization, merger or other form of consolidation. The Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization, however, it presently does not intend to participate in an opportunity through the purchase of a minority stock position.

Because it has no assets and a currently limited operating history, in the event the Company successfully acquires or merges with an operating business, it is likely that current stockholders will experience substantial dilution. It is also probable that there will be a change in control of the Company. The owners of a business that the Company acquires or mergers with will most likely effectively control the Company following such transaction. Mr. Day has not established any guidelines as to the amount of control it will offer to prospective target. Instead, Mr. Day will attempt to negotiate the best possible agreement for the benefit of the stockholders.

Presently, Mr. Day does not intend to borrow funds to compensate any person, consultant, promoter or affiliate in relation to the consummation of a potential merger or acquisition. However, if the Company engages any outside advisor or consultant in its search for business opportunities, it may be necessary to attempt to raise additional funds. As of the date hereof, the Company has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital. In the event the Company does need to raise capital, most likely the only method available would be the private sale of securities. These possible private sales would most likely have to be to persons known by Mr. Day or to venture capitalists that would be willing to accept the risks associated with investing in a business with limited operations. Because the Company is a development stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. Mr. Day will attempt to acquire funds on the best available terms. However, there can be no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on reasonable and/or acceptable terms. Although not presently anticipated, there is a remote possibility that the Company could sell securities to Mr. Day or affiliates to raise funds.

There exists a possibility that the terms of any future acquisition or merger transaction might include the sale of shares presently held by Mr. Day to parties affiliated with or designated by the potential target. Presently, Mr. Day has no plans to seek or actively negotiate such terms. However, if this situation does arise, Mr. Day is obligated to follow the Company's Articles of Incorporation and all applicable corporate laws in negotiating such an arrangement. Under this scenario of a possible sale by Mr. Day, it is unlikely that similar terms and conditions would be offered to all other stockholders of the Company or that the stockholders would be given the opportunity to approve such a transaction.

In the event of a successful acquisition or merger, a finder's fee, in the form of cash or securities, may be paid to a person or persons instrumental in facilitating the transaction. No criteria or limits have been established for the determination of an appropriate finder's fee, although it is likely that any fee will be based upon negotiations by Mr. Day, the business opportunity and the finder. Mr. Day cannot at this time make an estimate as to the type or amount of a potential finder's fee that might be paid. It is unlikely that a finder's fee will be paid to an affiliate of the Company because of the potential conflict of interest that might result. However, if such a fee were paid to an affiliate, it would have to be in such a manner so as not to compromise the affiliate’s possible fiduciary duty to the Company or violate the doctrine of corporate opportunity.

The Company believes that it is highly unlikely that it will acquire or merge with a business in which the Company's management, affiliates or promoters have an ownership interest. Any possible related party transaction of this type would have to be ratified by a disinterested Board and by the stockholders. Mr. Day does not anticipate an acquisition or merger with a related entity. Further, as of the date hereof, no officer, director, affiliate or associate has had any preliminary contact or discussions with any specific business opportunity, nor are there any present plans, proposals, arrangements or understandings regarding the possibility of an acquisition or merger with any specific business opportunity.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. It is anticipated that it will also be a method of taking a private company public known as a "back door" 1934 Act registration procedure.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition as a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code.

We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

Our present intent is that we will not acquire or merge with any entity which cannot provide independent audited financial statements at the time of closing of the proposed transaction and supply other information that is normally disclosed in filings with the

Securities and Exchange Commission. We are subject to all of the reporting requirements included in the 1934 Act. These rules are intended to protect investors by deterring fraud and abuse in the securities markets through the use of shell companies. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-KSB. In addition, in the filing of the Form 8-K that we file to report an event that causes us to cease being a shell company, we are required to include that information that is normally reported by a company in its original Form 10 or Form 10-SB.

Detriment of Being a Public Reporting Company

There are also certain perceived disadvantages to being a public company.

These are commonly thought to include the following:

1.

requirement for audited financial statements which the Company may find to be a significant cost;

2.

required publication of corporate information and biographical of Mr. Day which the Company may perceive as private or competitive information;

3.

required filings of periodic and episodic reports with the Securities and Exchange Commission which can be time consuming.

(C)

EMERGING GROWTH COMPANY STATUS

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We have not made a decision whether to take advantage of any or all of these exemptions.  If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.  The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We intend to take advantage of the benefits of this extended transition period.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

(D)

INVESTMENT COMPANY ACT OF 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, Mr. Day believes that we will not be subject to regulation under the Investment Company Act of 1940 insofar as the Company will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in the Company holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

(E)

EMPLOYEES

Patrick R. Day currently devotes time to the Company’s business on an as needed basis.  Mr. Day expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as the Company is seeking and evaluating business opportunities.  The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

(F)

FACILITIES

The Company currently has no facilities. The address of the Company’s principal executive office is 3987 W. Deer Mountain Dr., Riverton, UT 84065. It is contemplated that at such future time as the Company acquires or merges with an operating business, the Company will secure commercial office space from which it will conduct its business. However, until such time as the Company completes an acquisition or merger, the type of business in which the Company will be engaged and the type of office and other facilities that will be required is unknown. The Company has no current plans to secure such commercial office space.

(G)

INDUSTRY SEGMENT

No information is presented regarding industry segments. The Company is presently a development stage company seeking a potential acquisition of or merger with a yet to be identified business opportunity. Reference is made to the statements of income included herein in response to Item 13 of this Form 10 for a report of the Company's operating history for the past two fiscal years.

(H)

RIGHTS OF STOCKHOLDERS

Mr. Day anticipates that prior to consummating any acquisition or merger, the Company, if required by relevant state laws and regulations, will seek to have the transaction ratified by stockholders in the appropriate manner. Certain types of transactions may be entered into solely by Board of Directors approval without stockholder ratification. Under the Nevada Revised Business Corporation Act, certain actions that would routinely be taken at a meeting of stockholders, may be taken by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Thus, if stockholders holding a majority of the outstanding shares decide by written consent to consummate an acquisition or a merger, minority stockholders would not be given the opportunity to vote on the issue. If stockholder approval is required, the Board will have discretion to consummate the transaction by written consent if it is determined to be in the Company’s best interest to do so. Regardless of whether an acquisition or merger is ratified by Board action alone, by written consent or by holding a stockholders' meeting, the Company will provide to its stockholders complete disclosure documentation concerning the potential target including requisite financial statements. This information will be disseminated by proxy statement in the event a stockholders' meeting is held, or by an information statement if the action is taken by written consent.

Under the Nevada Revised Statutes, the Company’s stockholders may be entitled to assert dissenters’ rights in the event of a merger of acquisition. Stockholders will be entitled to dissent from and obtain payment of the fair value of their shares in the event of consummation of a plan of merger to which the Company is a party, if approval by the stockholders is required under applicable Nevada law. Also, stockholders will be entitled to dissenters’ rights if the Company enters into a share exchange if the Company’s shares are to be acquired. A stockholder entitled to assert dissenter’s rights and obtain the fair value for their shares, may not challenge the corporate action creating this entitlement, unless the action is unlawful or fraudulent with respect to the stockholder or the Company. A dissenting stockholder shall refrain from voting their shares in approval of the corporate action. If the proposed action is approved by the required vote of stockholders, the Company must give notice to all stockholders who delivered to the Company their written notice of dissent.

(I)

COMPETITION

Because no potential acquisition or merger candidate has been identified, the Company is unable to evaluate the type and extent of its likely competition. The Company is aware that there are several other public companies with only nominal assets that are also searching for operating businesses and other business opportunities as potential acquisition or merger candidates. The Company will be in direct competition with these other public companies in its search and, due to the Company's lack of funds, it may be difficult to successfully compete with these other companies.

(J)

REPORTS TO SECURITY HOLDERS

(1)

The Company will comply with all disclosure needing to be distributed to security holders, including the delivery of an annual report when required.

(2)

The Company will file reports with the SEC.  The Company is a reporting company and will comply with the requirements of the Exchange Act.

(3)

The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1A.  RISK FACTORS

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZES, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WOULD SUFFER.  YOU SHOULD READ THE SECTION ENTITLED “FORWARD-LOOKING STATEMENTS” IMMEDIATELY FOLLOWING THESE RISK FACTORS FOR A DISCUSSION OF WHAT TYPES OF STATEMENTS ARE FORWARD-LOOKING STATEMENTS, AS WELL AS THE SIGNIFICANCE OF SUCH STATEMENTS IN THE CONTEXT OF THIS PROSPECTUS.

Our business is subject to numerous risk factors, including the following:

1.

We have had no operating history in the last three (3) years nor any revenues or earnings from operations and we are insolvent.

We have no assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in us incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. There is no assurance that we can identify such a business opportunity and consummate such a business combination.

Our auditor's going concern opinion and the notation in the financial statements indicate that we do not have significant cash or other material assets and that we are relying on advances from stockholders, and Mr. Day to meet our limited operating expenses. We are insolvent in that we are unable to pay our debts in the ordinary course of business as they become due.

2.

Our proposed plan of operation is speculative.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While Mr. Day intends to seek business combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, of which there can be no assurance, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

3.

We face intense competition for business opportunities and combinations.

We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of, small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be our desirable target candidates. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

4.

We have no agreements for a business combination or other transaction and have established no standards for a business combination.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with, or acquisition of, a private or public entity.  There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Mr. Day has not identified any particular industry or specific business within an industry for our evaluation. There is no assurance that we will be able to negotiate a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination in any form with such business opportunity. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited potential or no potential for earnings, limited assets, negative net worth or other negative characteristics.

5.

Our success is dependent upon management that has other full time employment, has limited experience and will only devote limited part time working for the Company, and this makes our future even more uncertain.

Patrick R. Day, our sole director and officer, has agreed to provide services on an as needed basis for a term of 24 months.  We have not obtained key man life insurance. Notwithstanding the combined limited experience and time commitment of Mr. Day, loss of the services would adversely affect development of our business and its likelihood of continuing operations.

6.

The reporting requirements under federal securities law may delay or prevent us from making certain acquisitions.

Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

In addition to the audited financial statements, in the filing of the Form 8-K that we file to report an event that causes us to cease being a shell company, we will be required to include that information that is normally reported by a company in a Form 10 or Form 10-SB. The time and additional costs that may be incurred by some target entities to prepare and disclose such information may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company.

7.

The Investment Company Act of 1940 creates a situation wherein we would be required to register and could be required to incur substantial additional costs and expenses.

Although we will be subject to regulation under the 1934 Act, Mr. Day believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in a business combination that results in us holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to the status of our Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences.

8.

A merger, acquisition, or joint venture would most likely be exclusive, resulting in a lack of diversification.

Mr. Day anticipates that it may be able to participate in only one potential business venture because a business partner might require exclusivity.  This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

9.

Our present management most likely will not remain after we complete a business combination.

A business combination involving the issuance of our Common Stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in us. Any such business combination may require Mr. Day to sell or transfer all, or a portion of the Company's Common Stock held by them and/or resign as members of the Board of Directors. The resulting change in our control could result in removal of our sole officer and director, Mr. Day, and a corresponding reduction in or elimination of their participation in our future affairs.

10.

At the time we do any business combination, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

Our current primary plan of operation is based upon a business combination with a private concern that, in all likelihood, would result in the Company issuing securities to shareholders of any such private company. The issuance of our previously authorized and unissued Common Stock would result in reduction in the percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management.

11.

As a shell company, we face substantial additional adverse business and legal consequences.

We may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

On June 29, 2005, the Securities and Exchange Commission adopted final rules amending the Form S-8 and the Form 8-K for shell companies like us. The amendments expand the definition of a shell company to be broader than a company with no or nominal operations/assets or assets consisting of cash and cash equivalents. The amendments prohibit the use of a Form S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisor), under certain circumstances, and revise the Form 8-K to require a shell company to include current Form 10 or Form 10-SB information, including audited financial statements, in the filing on Form 8-K that the shell company files to report the acquisition of the business opportunity. This initial filing must be made within four days of the acquisition. The Form 8-K filing may be reviewed by the Securities and Exchange

Commission and the prospects of certain disclosures or review or the lack of the ability to issue securities using a Form S-8 may delay the consummation of a business combination because of the target entity's inability to comply with various federal and state laws enacted for the protection of investors or the unwillingness to assume the significant costs of compliance.

12.

The requirement of audited financial statements may disqualify business opportunities.

Mr. Day believes that any potential business opportunity must provide audited financial statements for review, for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

13.

Our sole officer and director and the principal shareholders and will be able to approve all corporate actions without minority shareholder consent and will control our Company.

Our principal shareholder, Patrick R. Day, currently owns approximately 85.0% of our Common Stock.  He will have significant influence over all matters requiring approval by our shareholders, but not requiring the approval of the minority shareholders.

14.

Our Common Stock may never be widely traded and you may have no ability to sell the shares.

While our stock has a trading symbol to facilitate trades on the OTC Markets, there is no significant public trading market for our shares of Common Stock. And there can be no assurance that a liquid market for our Common Stock will be established or that, if established, a market will be sustained.  Therefore, if you purchase our Common Stock you may be unable to sell the shares. Accordingly, you should be able to bear the financial risk of losing your entire investment.

15.

Our Common Stock may be subject to significant restriction on resale due to federal penny stock restrictions.

The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a pennystock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our stock that becomes subject to the penny stock rules, and accordingly, shareholders of our Common Stock may find it difficult or impossible to sell their securities.

16.

As common shares become eligible for sale, their sales could depress the market price of our stock.

Sales of a significant number of shares of our Common Stock in the public market following any merger, acquisition or related transaction could harm the market price of our Common Stock.  Moreover, as additional shares of our Common Stock become available for resale in the public market pursuant to the registration of the sale of the shares, and otherwise, the supply of our Common Stock may be offered from time to time in the open market for the shares of Common Stock.  In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market Common Stock in an amount equal to the greater of one percent of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale.  Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

17.

Limited funds and lack of full-time management make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before we commit our capital or other resources to such opportunity.  Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds, would be desirable.  We will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking our participation.  A significant portion of our available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

18.

Dependence upon outside advisors to supplement the business experience of our officers and directors.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors.  The selection of any such advisors will be made by our officers without any input from shareholders.  Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to the company.  In the event Mr. Day considers it necessary to hire outside advisors, he may elect to hire persons who are affiliates, if they are able to provide the required services.

19.

There is a possibility that any acquisition of a business opportunity we make may be leveraged.

There is a possibility that any acquisition of a business opportunity we make may be leveraged, i.e., we may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future revenues or profits of the business opportunity.  This could increase our exposure to losses.  A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses.  Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired.  There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

20.

We have not paid cash dividends on our common stock.

We have not paid cash dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

21.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act or the JOBS Act.  For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, in which case we would no longer be an emerging growth company as of December 31.  We cannot predict if investors will find our common stock less attractive because we may rely on exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies.  We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

ITEM 2.  FINANCIAL INFORMATION

Discussion and Analysis or Plan of Operation

The following information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Form 10.

The Company is considered a development stage company with no assets and/or capital and no material operations or income. Ongoing expenses, including the costs associated with the preparation and filing of this registration statement, have been paid for by advances from a stockholder, which are evidenced on the Company’s financial statements as accounts payable-related parties. It is anticipated that the Company will require only nominal capital to maintain its corporate viability. Additional necessary funds will most likely be provided by Mr. Day, although there is no agreement related to future funds and there is no assurance such funds will be available. However, unless the Company is able to facilitate an acquisition of or merger with an operating business or is able to obtain significant outside financing, there is substantial doubt about its ability to continue as a going concern.

Results of Operations

Inception (March 3, 1980 – September 30, 2013)

No operating revenues were generated during the period of March 3, 1980 – September 30, 2013. We incurred $747,889 in operating expenses. We expect our sole director to continue to provide services in the future but have not made any arrangements for compensation. To date, all material services have been provided by outside professionals.

These expenses resulted in a net loss for the 9 month period ending September 30, 2013 of $39,446 (Less than $0.01 per share).

Liquidity and Capital Resources

As of September 30, 2013, the Company had a working capital deficiency of $10,517 and had no cash. Our expenses have been paid by related parties. We currently owe approximately $9,060 in related party payables. We also owe $3,370 in accrued taxes, penalties, and interest. We must rely on Mr. Day to pay these funds and continue to pay future expenses on our behalf. We do not have any plans to raise additional funding. Based on Mr. Day's knowledge of competitive costs of accounting services, the Company expects the cost of filing Exchange Act reports to be approximately $26,000 over the next 12 months, which number includes current amounts outstanding.

The Company does not have sufficient funds to continue its operating activities.  Future operating activities are expected to be funded by loans from major stockholders. Because it has no cash reserves or source of revenues, the Company expects to continue to rely on the stockholder to pay expenses until such time as it can successfully complete an acquisition of or merger with an existing, operating company. There is no assurance that the Company will complete such an acquisition or merger or that the stockholder will continue indefinitely to pay expenses.  This raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. The Company’s Auditor has expressed an opinion in the accompanying financial statements that the Company’s ability to continue as a going concern is dependent upon the success of capital offerings or alternative financing arrangements and expansion of its operations.

In the opinion of Mr. Day, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger.  At that time, Mr. Day will evaluate the possible effects of inflation on the Company related to it business and operations following a successful acquisition or merger.

Interim Period Ended December 31, 2012 and September 30, 2013

Results of Operations

We had no revenues in the nine month period ended September 30, 2013.  Our operating expenses for the nine months ended September 30, 2013 were $38,402.  All of our operating expenses were general and administrative expenses. Included in operating expenses was a $1,044 charge for interest expense-related party, incurring a total net loss of $39,446 during the nine month period ending September 30, 2013.

Liquidity and Capital Resources

With no revenues or gross margin, we remain dependent on funding from our majority shareholder for our continued operations. There can be no assurance that he will continue to fund our Company’s operations or that we will be able to raise future funding from others at an acceptable price or at all. This raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. The Company’s Auditor has expressed an opinion in the accompanying financial statements that the Company’s ability to continue as a going concern is dependent upon the success of capital offerings or alternative financing arrangements and expansion of its operations.

Our only asset was an escrow cash account totaling $1,913 as of September 30, 2013 and our liabilities totaling $12,430 consisted of accounts payable and payables related party that date of $9,060, accrued taxes, penalties and interest on our behalf through that date of $3,370 for related party loans payable and related party accrued interest, consecutively. Our stockholders’ deficit totaled $10,517 at September 30, 2013. Our accumulated deficit to date stands at $776,012.

The Company’s Auditor has expressed an opinion in the accompanying financial statements that the Company’s ability to continue as a going concern is dependent upon the success of capital offerings or alternative financing arrangements and expansion of its operations.

Plan of Operation

During the next 12 months, the Company will actively seek out and investigate possible business opportunities with the intent to acquire or merge with one or more business ventures. The Company will not restrict its search to any specific business, industry, or geographical location and it may participate in a business venture of virtually any kind or nature.

Because the Company lacks funds, it may be necessary for Mr. Day and shareholders to advance funds to the Company and to accrue expenses until such time as a successful business consolidation can be accomplished. Mr. Day intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, directors will defer any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration. However, if the Company engages outside advisors or consultants in its search for business opportunities, it may be necessary to attempt to raise additional funds. As of the date hereof, the Company has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital.

If the Company needs to raise capital, most likely the only method available would be the private sale of securities. Because the Company is a development stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on acceptable terms.

The Company does not intend to use any employees, with the possible exception of part-time clerical assistance on an as-needed basis. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. Mr. Day is confident that it will be able to operate in this manner and to continue its search for business opportunities during the next twelve months. Also, the Company does not anticipate making any other significant capital expenditures until it can successfully complete an acquisition or merger.

As of December 31, 2012, the Company had a net operating loss carry-forward for income tax reporting purposes of approximately $23,700 that may be offset against future taxable income through 2032. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements for the period ended September 30, 2013, because the Company believes there is a 50% or greater chance the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

Recent Accounting Pronouncements

There were no new pronouncements with a material impact on the company.

ITEM 3.  PROPERTIES

We have no properties and at this time have no agreements to acquire any properties.

We presently have a mailing address of 3987 W. Deer Mountain Dr., Riverton, Utah 84065. This mailing address is provided to the Company by our president and it is anticipated that this arrangement will remain until such time as the Company successfully consummates a merger or acquisition.

Mr. Day believes that this arrangement will meet the Company's needs for the foreseeable future.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 1, 2013 by (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; and (ii) Mr. Day, our sole officer and director. None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of our stock.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percentage Ownership of Common stock(1)
Patrick R. Day	10,030,000	85.0%
Marina V. Day	1,149,000	9.733%

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

(a) The following table provides information concerning our officers and directors. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

NAME	AGE	POSITION
Patrick R. Day	29	Officer, Director, President

The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

Mr. Day, age 29, has served as Officer and Director of the Company since August 11, 2000.  Mr. Day has held the position of President of American Registrar & Transfer Co. a company providing transfer agent services to corporations. Between March 2008 and March 2010, Mr. Day served as President and Chairman of the Board of Directors of Indestructible I, Inc., a public company trading on the OTC Markets.  Indestructible I, Inc. changed its name to Dongsheng Pharmaceutical International Co., Ltd, and is currently not subject to the reporting requirements of the 1934 Exchange Act.  Mr. Day has also served on the boards of Safari Associates, Inc., Nitro Lube, Inc. and Veltex Corporation, but has no current blank check company experience.

(b)

Significant Employees. None.

(c)

Family Relationships. None.

(d)

Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

(e)

The Board of Directors acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

ITEM 6.  EXECUTIVE COMPENSATION.

The Company’s sole officer and director has not received any cash remuneration since inception. He will not receive any remuneration until the consummation of an acquisition.  No remuneration of any nature has been paid for on account services rendered by a director in such capacity.  Our sole officer and director intends to devote very limited time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain Mr. Day for the purposes of providing services to the surviving entity.  However, the Company has adopted a policy wherein the offer of any post-transaction employment to Mr. Day will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation Mr. Day will receive after a business combination that is required to be included herein, or otherwise.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Employee Agreement

Our sole officer and director, Patrick R. Day, has agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act provided that he is an officer and shareholder of the Company when the obligation is incurred.

Other than as described above, there have been no material transactions in the past two years or proposed transactions to which the Company has been or proposed to be party in which any officer, director, nominee or officer or director, or security holder of more than 5% of the Company’s outstanding securities is involved.

The Company has no promoters other than Mr. Day.  There have been no transactions which have benefited or will benefit Mr. Day directly or indirectly.

ITEM 8.  LEGAL PROCEEDINGS

No litigation is pending or threatened by or against the Company.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

We currently have been assigned the symbol “PAIR" for trading on the OTC Markets. There is no active trading market for our Common Stock at present and, according to the best information available to Mr. Day, there has been no trading activity for approximately ten (10) years. There is no assurance that an active trading market will ever develop or, if such a market does develop, that it will continue. The Company intends to request a broker-dealer to make application to the FINRA Regulation, Inc. to have the Company's securities traded on the OTC Bulletin Board System.

The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

For the initial listing in the NASDAQ SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, and a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

For continued listing in the NASDAQ SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, and a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders holding 100 shares or more.

Mr. Day intends to strongly consider undertaking a transaction with any merger or acquisition candidate that will allow the Company's securities to be traded on NASDAQ or some other national exchange. However, there can be no assurances that the Company will be able to identify a NASDAQ qualified merger or acquisition candidate. Moreover, even if the Company is able after a successful merger or acquisition to qualify for a listing on NASDAQ or some other national exchange, there can be no assurance that it will be able to maintain the maintenance criteria necessary to continue such a listing. In such events, trading, if any, in the Company's securities, might only be possible on the non-NASDAQ over-the-counter market. In such an event, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

As of August 1, 2013, there were 182 holders of record of the Company’s common stock.  The Company has not paid any cash dividends to date, and has no plans to do so in the immediate future.

Rule 144

Rule 144 has been amended by the SEC, effective February 15, 2008. Rule 144 is the common means for a stockholder to resell restricted securities and for affiliates, to sell their securities, either restricted on non restricted (control) shares.

Under the amended Rule 144, an affiliate of a company filing reports under the Exchange Act who has held their shares for more than six months, may sell in any three-month period an amount of shares that does not exceed the greater of:

●

the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale, or

●

1% of the shares then outstanding.  Sales by affiliates under Rule 144 are also subject to certain requirements as to the manner of sale, filing appropriate notice and the availability of current public information about the issuer.

A non-affiliate stockholder of a reporting company who has held their shares for more than six months, may make unlimited resales under Rule 144, provided only that the issuer has available current public information about itself. After a one-year holding period, a non-affiliate may make unlimited sales with no other requirements or limitations.

An important exception to the above described availability of the amended Rule 144 is that Rule 144 is not available for either a reporting or non-reporting shell company, unless the company:

●	has ceased to be a shell company;

●	Is subject to the Exchange Act reporting obligations;

●	has filed all required Exchange Act reports during the preceding twelve months; and

●	At least one year has elapsed from the time the company filed with the SEC current Form 10 type information reflecting its status as an entity that is not a shell company.

Because the Company is considered a shell company, shareholders may not avail themselves to Rule 144 for a period of one year from the date the Company files with the SEC current information reflecting that it is no longer a shell company. Stockholders may sell their shares pursuant to an effective registration statement under the Securities Act of 1933 or other available exemption from registration.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

On June 12, 2013, Patrick R. Day was issued 10,000,000 restricted, pre-split, common shares for funding the costs associated with this Registration Statement.

On August 20, 2013, Patrick R. Day was issued 10,000,000 restricted, post-split common shares for further funding the costs associated with this Registration Statement

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The Company's authorized capital stock consists of 200,000,000 shares of common stock with a par value of $0.001 per share.  We have 13,933,438 Common Shares issued and outstanding as of the date of this filing.

Common Stock

All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and nonassessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefore.

(B)

Preferred Stock

There is no Preferred stock authorized by the Company’s Articles of Incorporation.

(C)

Dividends

Holders of the common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefore.  No dividend has been paid on the Company’s common stock since inception, and none is contemplated in the foreseeable future.

(D)

Transfer Agent

American Registrar & Transfer Co.

342 East 900 South

Salt Lake City, UT 84111

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (Business Corporation Act), Section 78.7502 provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company's By-Laws provide that the Company will indemnify and hold harmless, to the fullest extent permitted by Section 78.7502 of the Nevada Revised Statutes (Business Corporation Act), as amended from time to time, each person that such section grants us the power to indemnify.

The Nevada Revised Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company's Certificate of Incorporation provides that, to the extent permitted by applicable law, none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

NEW DIMENSION HOLDINGS, INC.

UNAUDITED FINANCIAL STATEMENTS

September 30, 2013

Balance Sheets as of September 30, 2013 (unaudited), and December 31, 2012

Statement of Operations for the Nine Months Ended September 30, 2013 and Nine Months Ended September 30, 2012, and from inception through September 30, 2013 (unaudited)

Statement of Stockholders’ Equity (Deficit)

Statement of Cash Flows for the Nine Months Ended September 30, 2013 and Nine Months Ended September 30, 2012 (unaudited)

Notes to Unaudited Financial Statements

NEW DIMENSION HOLDINGS, INC.

(Formerly, Palm Springs Airways, Corp.)

(A Development Stage Company)

Balance Sheets

ASSETS
	September 30,
	2013	December 31,
CURRENT ASSETS	(unaudited)	2012

Escrow cash account	$ 1,913	$ 1,913

Total Current Assets	1,913	1,913

TOTAL ASSETS	$ 1,913	$ 1,913

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$ -	$ 725
Payables, related party (Note 3)	9,060	9,055
Accrued taxes, penalties, and interest	3,370	3,378
Related party loans payable (Note 3)	-	24,987
Related party accrued interest (Note 3)	-	28,937

Total Current Liabilities	12,430	67,082

Total Liabilities	12,430	67,082

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock (par value $0.001), 50,000,000 shares authorized, 0 shares issued and outstanding.	-	-
Common stock (par value $0.001), 200,000,000 shares authorized, 13,933,438 and 600,000 shares issued and outstanding, respectively	13,933	600
Paid in capital in excess of par value	751,562	670,797
Deficit accumulated during development stage	(776,012)	(736,566)

Total Stockholders' Equity (Deficit)	(10,517)	(65,169)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 1,913	$ 1,913

NEW DIMENSION HOLDINGS, INC.
(Formerly, Palm Springs Airways, Corp.)
(A Development Stage Company)
Statements of Operations
(unaudited)

			From
			Inception of
			Development
			Stage On
			March 3, 1980
	For the nine	For the nine	Through
	months ended	months ended	September 30,
	September 30, 2013	September 30, 2012	2013

REVENUES	$ -	$ -	$ -

OPERATING EXPENSES	38,402	856	747,889

LOSS FROM OPERATIONS	(38,402)	(856)	(747,889)

OTHER EXPENSE

Interest expense-related party	(1,044)	(2,486)	(28,123)

Total Other Expense	(1,044)	(2,486)	(28,123)

NET LOSS BEFORE INCOME TAXES	(39,446)	(3,342)	(776,012)

INCOME TAXES	-	-	-

NET LOSS	$ (39,446)	$ (3,342)	$ (776,012)

BASIC LOSS PER COMMON SHARE	$ (0 .00)	$ (0 .01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	13,933,438	600,000

NEW DIMENSION HOLDINGS, INC.

(Formerly Palm Springs Airways Corp.)

(A Development Stage Company)

Statement of Stockholders' Equity (Deficit)

(unaudited)

			Paid in	Deficit	Total
			Capital in	Accumulated	Stockholders’
	Common Stock		Excess of	During	Equity
	Shares	Amount	Par Value	Development Stage	(Deficit)

Balance, December 31, 2012	600,000	$ 600	$ 670,797	$ (736,566)	$ (65,169)

Related party liability forgiveness pursuant to settlement agreement	-	-	64,748	-	64,748

Settlement payment made by related parties on behalf of the Company	-	-	9,350	-	9,350

Shares issued for services at $0.001 per share on June 12, 2013, adjusted for split	3,333,333	3,333	6,667	-	10,000

Shares issued on split for fractional shares	105	-	-	-	-

Shares issued for services at $0.001 per share on August 20, 2013	10,000,000	10,000	-	-	10,000

Net loss for the 9 months ended September 30, 2013	-	-	-	(39,446)	(39,446)
Balance, September 30, 2013	13,933,438	$ 13,933	$ 751,562	$ (776,012)	$ (10,517)

NEW DIMENSION HOLDINGS, INC.
(Formerly, Palm Springs Airways, Corp.)
(A Development Stage Company)
Statements of Cash Flows
(unaudited)
			From Inception of
			Development
			Stage On
	For the nine	For the nine	March 3, 1980
	months ended	months ended	Through
	September 30, 2013	September 30, 2012	September 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (39,446)	$ (3,342)	$ (776,012)
Contributed Services	-	-	2,100
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock for services rendered	20,000	-	36,650
Common stock issued for debt	-	-	40,000
Common stock issued for marketing rights	-	-	10,000
Increase (decrease) in accounts payable	(725)	800	-
Increase (decrease) in accrued taxes, penalties and interest	(8)	56	3,370
Increase (decrease) in related party accrued interest	1,044	2,486	20,566
Net Cash Used by Operating Activities	(19,135)	-	(663,326)

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock for cash	-	-	48,647
Increase (decrease) in notes payable related party	9,785	-	582,362
Contributed Capital	9,350	-	9,350
Increase (decrease) in related party loans	-	-	24,880
Net Cash Provided by Financing Activities	19,135	-	665,239

NET INCREASE IN CASH	-	-	1,913

CASH AT BEGINNING OF PERIOD	1,913	1,913	-

CASH AT END OF PERIOD	$ 1,913	$ 1,913	$ 1,913

SUPPLEMENTAL DISCLOSURES

Cash Paid For:

Interest	$ -	$ -	$ 1,881
Income taxes	$ -	$ -	$ -

NON-CASH FINANCING ACTIVITIES

Conversion of related party amounts	$ 74,098	$ -	$ 74,098
to paid in capital

NEW DIMENSION HOLDINGS, INC.

(Formerly Palm Springs Airways Corp.)

(A Development Stage Company)

Notes to the Financial Statements

September 30, 2013

NOTE 1 -ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

The Company was incorporated in the State of Utah on March 3, 1980 as Steady Flow, Inc. The Company was in the business of oil, gas, uranium, coal and hard rock mining.

The Company’s original authorized capital was 10,000,000 of $0.01 par value common stock.  In 1984, the articles of incorporation were amended to change the Company’s name to Miss Penny Rich International, Inc. and the authorized common shares to 50,000,000.  The Company then changed its focus to the production and sale of women’s brassieres. On December 5, 1985 the articles of incorporation were amended to change the Company’s name to New Dimension – Miss Penny Rich, Inc. The Company discontinued its operations in 1984 and accordingly is considered a development stage company per ASC 915, Development Stage Entities.

On October 19, 2011, the Company’s articles of incorporation were amended to change the Company’s name to Palm Springs Airways, Corp. authorize a 5 to 1 reverse stock split, increase the authorized common shares to 200,000,000 of $.001 par value and authorized the issuance of 50,000,000 shares of $0.001 par value preferred stock.

On July 15, 2013, the Company’s articles of incorporation were amended to change the Company’s name to New Dimension Holdings, Inc. and completed a domiciliary merger moving the Company’s state of incorporation to Nevada and authorizing $200,000,000 common shares, and no preferred stock.

On August 1, 2013, the Company authorized a 3 to 1 reverse stock split.  All references to common stock have been retroactively restated.  The total number of shares as of this date is unaudited.

The financial statements, including the balance sheet as of September 30, 2013 and the related statement of operations, retained deficit, statement of stockholder’s equity (deficit) and cash flows for the nine months then ended were compiled, they have not been audited or reviewed.  The December 31, 2012 financial statements were audited by HJ & Associates, LLC and they expressed an unqualified opinion on them in their report dated June 28, 2013.  They have not performed any auditing procedures since that date.

Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

a.  Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.

 The Company has elected a December 31 year-end.

b.  Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.  Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

NEW DIMENSION HOLDINGS, INC.

(Formerly Palm Springs Airways Corp.)

(A Development Stage Company)

Notes to the Financial Statements

September 30, 2013

NOTE 1 -ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

d.  Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company is currently under the development stage and did not generate revenues from operations during 2013.

NOTE 2 -   GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $39,446 during the nine months ended September 30, 2013 and, as of that date the Company’s current and total liabilities exceeded its current and total assets by $10,517.  These factors, as well as the uncertain conditions that the Company faces relative to capital raising activities, create substantial doubt as to the Company’s ability to continue as a going concern.  The Company is seeking to raise additional capital through public and/or private placement offerings, targeting strategic partners in an effort to increase revenues, and expanding revenues through strategic acquisitions.  The ability of the Company to continue as a going concern is dependent upon the success of capital offerings or alternative financing arrangements and expansion of its operations.  The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

As of September 30, 2013, the Company had only $1,913 of escrow cash.  The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives.  Mr. Day cannot make any assurances that such financing will be secured.

NOTE 3 – RELATED PARTY TRANSACTIONS

On November 5, 1996, accrued amounts owed to a previous director and executive officer in the amount of $559,000 were satisfied for a cash payment in the amount of $5,000.  Due to the related party nature of the transaction, the difference of $554,000 was added to additional paid in capital.

On April 22, 2013, payables, loans, and accrued interest owed to related parties totaling $64,748 was satisfied pursuant to a settlement agreement.  Due to the related party nature of the transaction, the $64,748 was added to additional paid in capital. As part of this settlement agreement a payment was made by related parties on behalf of the Company for $9,350.

NOTE 4 – SUBSEQUENT EVENTS

For purposes of these financial statements and all disclosures, subsequent events were evaluated through January 31, 2014, which is the date the financial statements were available to be issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

New Dimension Holdings, Inc.

(Formerly New Dimension - Miss Penny Rich, Inc.) Salt Lake City, Utah

We have audited the accompanying balance sheets of New Dimension Holdings, Inc. (formerly Palm Springs Airways, Corp.) as of December 31, 2012 and 2011, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and from inception of the development stage on March 3, 1980 through December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Dimension Holdings, Inc. (formerly Palm Springs Airways, Corp.) as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended and from inception of the development stage on March 3, 1980 through December 31, 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a net loss from operations, and has experienced negative cash flows from operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

June 28, 2013

NEW DIMENSION HOLDINGS, INC.
(Formerly Palm Springs Airways Corp.)
(A Development Stage Company)
Balance Sheets

ASSETS
		December 31
	2012	2011

CURRENT ASSETS

Escrow cash account	$ 1,913	$ 1,913

Total Current Assets	1,913	1,913

TOTAL ASSETS	$ 1,913	$ 1,913

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$ 725	$ -
Payables, related party (Note 4)	9,055	8,155
Accrued taxes, penalties, and interest (Note 3)	3,378	3,266
Related party loans payable (Note 4)	24,987	24,987
Related party accrued interest (Note 4)	28,937	25,600

Total Current Liabilities	67,082	62,008

Total Liabilities	67,082	62,008

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock (par value $0.001), 50,000,000 shares authorized,
0 shares issued and outstanding	-	-
Common stock (par value $0.001), 200,000,000 shares authorized,
600,000 shares issued and outstanding	600	600
Paid in capital in excess of par value	670,797	670,797
Deficit accumulated during development stage	(736,566)	(731,492)

Total Stockholders' Equity (Deficit)	(65,169)	(60,095)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 1,913	$ 1,913

NEW DIMENSION HOLDINGS, INC.
(Formerly Palm Springs Airways Corp.)
(A Development Stage Company)
Statements of Operations
			From Inception of
			Development
			Stage On
			March 3, 1980
	For the Years Ended		Through
	December 31		December 31
	2012	2011	2012

REVENUES	$ -	$ -	$ -

OPERATING EXPENSES	1,737	16,390	709,487

LOSS FROM OPERATIONS	(1,737)	(16,390)	(709,487)

OTHER EXPENSE

Interest expense-related party	(3,337)	(3,912)	(27,079)

Total Other Expense	(3,337)	(3,912)	(27,079)

NET LOSS BEFORE INCOME TAXES	(5,074)	(20,302)	(736,566)

INCOME TAXES (Note 3)	-	-	-

NET LOSS	$ (5,074)	$ (20,302)	$ (736,566)

BASIC AND DILLUTED LOSS PER COMMON SHARE	$ (0 .01)	$ (0.03)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING - BASIC	600,000	600,000

NEW DIMENSION HOLDINGS, INC.

(Formerly Palm Springs Airways Corp.)

(A Development Stage Company)

Statements of Stockholders' Equity (Deficit)

From Inception of the Development Stage on March 3, 1980 to December 31, 2012

				Deficit
			Paid in	Accumulated	Total
			Capital in	During	Stockholders'
	Common Stock		Excess of	Development	Equity
	Shares	Amount	Par Value	Stage	(Deficit)
Balance, March 3, 1980	-	$ -	$ -	$ -	$ -
Common stock issued for debt	266,666	266	39,734	-	40,000

Shares issued for cash at $0.002 per share	155,667	156	48,491	-	48,647

Shares issued for marketing rights at $0.001 per share	66,667	67	9,933	-	10,000

Shares issued for services at $0.001 per share	81,000	81	12,069	-	12,150

Net loss from inception on March 3, 1980 to December 31, 1993				(80,282)	(80,282)
Balance, December 31, 1993	570,000	570	110,227	(80,282)	30,515

Net loss for the year ended December 31, 1994	-	-	-	(505,676)	(505,676)
Balance, December 31, 1994	570,000	570	110,227	(585,958)	(475,161)

Net loss for the year ended December 31, 1995	-	-	-	(52,716)	(52,716)
Balance, December 31, 1995	570,000	570	110,227	(638,674)	(527,877)

Satisfaction of Related Party Indebtedness	-	-	554,000	-	554,000
Contributed Services	-	-	150	-	150
Net loss for the year ended December 31, 1996	-	-	-	(41,927)	(41,927)
Balance, December 31, 1996	570,000	570	664,377	(680,601)	(15,654)

Contributed Services	-	-	150	-	150
Net loss for the year ended December 31, 1997	-	-	-	(1,686)	(1,686)
Balance, December 31, 1997	570,000	570	664,527	(682,287)	(17,190)

Contributed Services	-	-	150	-	150
Net loss for the year ended December 31, 1998	-	-	-	(1,686)	(1,686)
Balance, December 31, 1998	570,000	570	664,677	(683,973)	(18,726)

Contributed Services	-	-	150	-	150
Net loss for the year ended December 31, 1999	-	-	-	(1,695)	(1,695)
Balance, December 31, 1999	570,000	570	664,827	(685,668)	(20,271)

Contributed Services	-	-	150	-	150
Net loss for the year ended December 31, 2000	-	-	-	(1,705)	(1,705)
Balance, December 31, 2000	570,000	570	664,977	(687,373)	(21,826)

Contributed Services	-	-	150	-	150
Net loss for the year ended December 31, 2001	-	-	-	(1,715)	(1,715)
Balance, December 31, 2001	570,000	570	665,127	(689,088)	(23,391)

Contributed Services	-	-	150	-	150
Net loss for the year ended December 31, 2002	-	-	-	(1,754)	(1,754)
Balance, December 31, 2002	570,000	570	665,277	(690,842)	(24,995)

The accompanying notes are an integral part of these financial statements.

NEW DIMENSION HOLDINGS, INC.

(Formerly Palm Springs Airways Corp.)

(A Development Stage Company)

Statements of Stockholders' Equity (Deficit)

From Inception of the Development Stage on March 3, 1980 to December 31, 2012

				Deficit
			Paid in	Accumulated	Total
			Capital in	During	Stockholders'
	Common Stock		Excess of	Development	Equity
	Shares	Amount	Par Value	Stage	(Deficit)
Balance, December 31, 2002	570,000	570	665,277	(690,842)	(24,995)

Contributed Services	-	-	150	-	150
Net loss for the year ended December 31, 2003	-	-	-	(1,724)	(1,724)
Balance, December 31, 2003	570,000	570	665,427	(692,566)	(26,569)

Contributed Services	-	-	150	-	150
Net loss for the year ended December 31, 2004	-	-	-	(1,745)	(1,745)
Balance, December 31, 2004	570,000	570	665,577	(694,311)	(28,164)

Contributed Services	-	-	150	-	150
Net loss for the year ended December 31, 2005	-	-	-	(1,778)	(1,778)
Balance, December 31, 2005	570,000	570	665,727	(696,089)	(29,792)

Contributed Services	-	-	150	-	150
Net loss for the year ended December 31, 2006	-	-	-	(1,921)	(1,921)
Balance, December 31, 2006	570,000	570	665,877	(698,010)	(31,563)

Contributed Services	-	-	150	-	150
Net loss for the year ended December 31, 2007	-	-	-	(2,008)	(2,008)
Balance, December 31, 2007	570,000	570	666,027	(700,018)	(33,421)

Contributed Services			150	-	150
Net loss for the year ended December 31, 2008	-	-	-	(1,989)	(1,989)
Balance, December 31, 2008	570,000	570	666,177	(702,007)	(35,260)

Contributed Services	-	-	150	-	150
Net loss for the year ended December 31, 2009	-	-	-	(2,001)	(2,001)
Balance, December 31, 2009	570,000	570	666,327	(704,008)	(37,111)

Shares issued for services at $0.001 per share	30,000	30	4,470	-	4,500

Net loss for the year ended December 31, 2010	-	-	-	(7,182)	(7,182)
Balance, December 31, 2010	600,000	600	670,797	(711,190)	(39,793)

Net loss for the year ended December 31, 2011	-	-	-	(20,302)	(20,302)
Balance, December 31, 2011	600,000	600	670,797	(731,492)	(60,095)

Net loss for the year ended December 31, 2012	-	-	-	(5,074)	(5,074)
Balance, December 31, 2012	$600,000	$ 600	$ 670,797	$ (736,566)	$ (65,169)

The accompanying notes are an integral part of these financial statements.

NEW DIMENSION HOLDINGS, INC.
(Formerly Palm Springs Airways Corp.)
(A Development Stage Company)
Statement of Cash Flows
			From
			Inception of
			Development
			Stage On
			March 3, 1980
	For the Year Ended		Through
	December 31,		December 31,
	2012	2011	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (5,074)	$ (20,302)	$ (736,566)
Contributed Services	-	-	2,100
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock for services rendered	-	-	16,650
Common stock issued for debt	-	-	40,000
Common stock issued for marketing rights	-	-	10,000
Increase (decrease) accounts payable	725	-	725
Increase (decrease) accounts payable related party	900	2,751	572,577
Increase (decrease) accrued taxes	112	314	3,378
Increase (decrease) on related party accrued interest	3,337	2,032	19,522
Net Cash Used by Operating Activities	-	(15,205)	(71,614)

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock for cash	-	-	48,647
Increase (decrease) in related party loans	-	(9,120)	24,880
Net Cash Provided (Used) by Financing Activities	-	(9,120)	73,527

NET INCREASE (DECREASE) IN CASH	-	(24,325)	1,913

CASH AT BEGINNING OF PERIOD	1,913	26,238	-

CASH AT END OF PERIOD	$ 1,913	$ 1,913	$ 1,913

SUPPLEMENTAL DISCLOSURES

Cash Paid For:

Interest	$ -	$ 1,881	$ 1,881
Income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

NEW DIMENSION HOLDINGS, INC.

(Formerly Palm Springs Airways Corp.)
Notes to the Financial Statements
December 31, 2012

NOTE 1 –ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

The Company was incorporated in the State of Utah on March 3, 1980 as Steady Flow, Inc. The Company was in the business of oil, gas, uranium, coal and hard rock mining.

The Company’s original authorized capital was 10,000,000 of $0.01 par value common stock.  In 1984, the articles of incorporation were amended to change the Company’s name to Miss Penny Rich International, Inc. and the authorized common shares to 50,000,000.  The Company then changed its focus to the production and sale of women’s brassieres. On December 5, 1985 the articles of incorporation were amended to change the Company’s name to New Dimension – Miss Penny Rich, Inc. The Company discontinued its operations in 1984 and accordingly is considered a development stage company per ASC 915, Development State Entities.

On October 19, 2011, the Company’s articles of incorporation were amended to change the Company’s name to Palm Springs Airways, Corp. authorize a 5 to 1 reverse stock split, increase the authorized common shares to 200,000,000 of $.001 par value and authorized the issuance of 50,000,000 shares of $0.001 par value preferred stock.

Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

a.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year-end.

b.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

d.   Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company is currently under the development stage and did not generate revenues from operations during 2012.

NEW DIMENSION HOLDINGS, INC.
(Formerly Palm Springs Airways Corp.)
Notes to the Financial Statements
December 31, 2012

NOTE 2 - GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $5,074 during the year ended December 31, 2012 and, as of that date; the Company’s current and total liabilities exceeded its current and total assets by $65,169. These factors, as well as the uncertain conditions that the Company faces relative to capital raising activities, create substantial doubt as to the Company’s ability to continue as a going concern. The Company is seeking to raise additional capital through public and/or private placement offerings, targeting strategic partners in an effort to increase revenues, and expanding revenues through strategic acquisitions. The ability of the Company to continue as a going concern is dependent upon the success of capital offerings or alternative financing arrangements and expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

As of December 31, 2012, the Company had only $1,913 of cash. The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives. Mr. Day cannot make any assurances that such financing will be secured.

NOTE 3 - INCOME TAXES

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. The Company maintains a valuation allowance with respect to deferred tax assets.

The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

ASC 740 also requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of ASC 740, the Company performed a review of its material tax positions in accordance with measurement standards established by ASC 740. At the adoption date of January 1, 2007, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized. There has been no significant change in the unrecognized tax benefit during the years ended December 31, 2009, 2010, 2011, or 2012. The Company also estimates that the unrecognized tax benefit will not change significantly within the next twelve months. As the Company has significant net operating loss carry forwards, even if certain of the Company’s tax positions were disallowed, it is not foreseen that the Company would have to pay any taxes in the near future. Consequently, the Company does not calculate the impact of interest or penalties on amounts that might be disallowed.

As of December 31, 2012, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $61,000 that may be offset against future taxable income through 2032. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements since, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

The Company files income tax returns in the U.S. federal and Utah jurisdictions. Tax years 1996 to current remain open to examination by U.S. federal and state tax authorities.

NEW DIMENSION HOLDINGS, INC.

(Formerly Palm Springs Airways Corp.)

Notes to the Financial Statements

December 31, 2012

NOTE 3 - INCOME TAXES (Continued)

Net deferred tax liabilities consist of the following as of December 31, 2012 and 2011:

	2012	2011
Deferred tax assets: NOL Carryover	$ 23,700	$ 23,400
Allowance for Doubtful Accounts	-	-
Related Party Accruals	14,800	13,160
Deferred tax liabilities Depreciation	-	-
Valuation allowance	(38,500)	(36,560)
Net deferred tax asset	$ -	$ -

The income tax provision differs from the amount of income tax determined by applying the U.S. Federal income tax rate to pretax income from continuing operations for the years ended December 31, 2012 and 2011 due to the following:

Book Income	$ (2,000)	$ (7,900)
Depreciation	-	-
Allowance for Doubtful Accounts	-	-
Related Party Payables	800	1,300
Related Party Accrued Interest	800	500
Penalties	50	100
Valuation allowance	350	6,000
	$ -	$ -

NEW DIMENSION HOLDINGS, INC.

(Formerly Palm Springs Airways Corp.)

Notes to the Financial Statements

December 31, 2012

NOTE 4 – RELATED PARTY TRANSACTIONS

Related party payables of $9,055 and $8,155 for 2012 and 2011, respectively, consist of amounts paid for operating expenses paid on behalf of the company and other charges incurred and paid by the third party which is related to the majority shareholders. Interest is accrued on the balance at 10% annually

The following summarizes amounts owed to the majority shareholder, executive director and other persons related by either ownership or direct lineage:

	2012	2011
Related party loan	$ 106	$ 106
Related party loan	5,000	5,000
Related party loan	10,000	10,000
Related party loan	2,627	2,627
Related party loan	3,627	3,627
Related party loan	3,627	3,627
Total	$ 24,987	$ 24,987

The amounts bear simple interest at 10% annually and do not have definite maturity dates and therefore are classified as current liabilities.

On November 5, 1996, accrued amounts owed to a previous director and executive officer in the amount of $559,000 were satisfied for a cash payment in the amount of $5,000. Due to the related party nature of the transaction, the difference of $554,000 was added to additional paid in capital.

NOTE 5 – SUBSEQUENT EVENTS

Effective April 22, 2013 pursuant to a settlement agreement with Palm Springs Airways, Inc. all related party payables are and related party notes are considered paid in full and any remaining balance are contributed to capital. The total amount written off at that date was $64,748.

For purposes of these financial statements and all disclosures, subsequent events were evaluated through June 28, 2013 which is the date the financial statements were available to be issued.

On August 1, 2013, the Company authorized a 3 to 1 reverse stock split.  All references to common stock have been retroactively restated.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are no disagreements with the findings of our accountant.

ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit Number

3.1

Certificate of Incorporation*

*  Filed with Form 10/A-1.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW DIMENSION HOLDINGS, INC.

Date: March 17, 2014	By:	/s/ Patrick R. Day
Patrick R. Day, President, Director, Officer

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